                                                                    EXHIBIT 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                             WARRANT TO PURCHASE STOCK

Corporation:                 Endgate Corporation, a Delaware corporation
Number of Shares:            See below
Class of Stock:              See below
Initial Exercise Price:      See below
Issue Date:                  March 16, 1998
Expiration Date:             March 15, 2003

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth herein and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions upon the terms and conditions set forth of this Warrant The Warrant Price shall be equal to the price per share at which the Company after the date hereof first sells its shares of capital stock in an offering in which the Company receives not less than Ten Million Dollars ($10,000,000) including cancellation of indebtedness and exercise of warrants (net or cash) (the "Equity Event") and the Shares subject to this Warrant shall be the class of securities sold in the Equity Event provided that if the Obligations under that certain Bridge Loan and Security Agreement between Company and Holder (the "Loan Agreement") are not repaid in full by April 30, 1998, then, at Holder's option (elected as of Holder's first exercise of rights hereunder), the Warrant Price shall be equal to $3.00 per share and the type of security subject to this Warrant shall be Series C Preferred. The number of Shares subject to the Warrant shall initially be the quotient derived by dividing Fifteen Thousand Dollars ($15,000) by the Warrant Price. On the date that the Company requests a Bridge Advance under the Loan Agreement the Warrant sha11 initially be for an additional number of Shares equal to the quotient derived by dividing Twenty Two Thousand Five Hundred Dollars ($22,500) by the Warrant Price. On the date that the Company requests a Bridge Advance that causes the outstanding balance under the Loan Agreement to exceed $750,000, this Warrant shall initially be for an additional number of Shares equal to the quotient derived by dividing Thirty Seven Thousand Five Hundred Dollars ($37,500) by the Warrant Price.

ARTICLE 1.   EXERCISE.

     1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company, Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

     1.3 NO RIGHTS AS SHAREHOLDER. This Warrant does not entitle Holder to any voting rights as a shareholder of the Company prior to the exercise hereof.

     1.4 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

     1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and its legal counsel or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.7 REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

          1.7.1 "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company in which the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.7.2 ASSUMPTION OF WARRANT. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property a would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. Notwithstanding the foregoing, if the successor entity does not assume the obligations of the Warrant, the Company and such successor shall pay Holder in cash an amount equal to three (3.) times the Warrant Price per share, not later thin the closing of such Acquisition. In exchange for such payment, this Warrant shall be canceled as of the date of the Acquisition.


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          1.7.3 PUBLIC OFFERING. For purposes of this Warrant, a "Public
Offering" means the sale of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, for an underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable forms), which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company of more than $7,500,000. Immediately prior to the closing of any Public Offering prior to the Expiration Date, any portion of this Warrant then not exercised or exercisable will be exercisable for the number of shares of the Company's Common Stock that would have resulted from the conversion, pursuant to the Company's Articles of Incorporation then in effect in the amount of the maximum number of shares of Preferred Stock that could have been acquired by the Holder upon the exercise of the unexpired portion of this Warrant immediately prior to such Public Offering.

ARTICLE 2      ADJUSTMENT TO THE SHARES.

     2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 ADJUSTMENTS FOR COMBINATIONS. ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.


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


     2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. The number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A in the event of Diluting Issuances (as defined on Exhibit A).

     2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article 2 against impairment.

     2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

     2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request with reasonable notice, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.     REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares (assuming payment of the Warrant Price), shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The issued and outstanding shares of the Company on the Issue Date are set forth in the capitalization table attached hereto.

     3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to effect any reclassification or recapitalization of common stock; or (c) to merge or consolidate with or into any other corporation, or sell, or otherwise convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (d) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) in respect of the matters referred to in (b) and (c) above, at least 20 days prior written notice of the date on which a record will be taken for such dividend or distribution rights (and specifying the date on which the holders of common stock will


                                       4
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be entitled thereto) or for determining rights to vote, if any; (2) in the case of the matters referred to in (b) and (c) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (d) above, the same notice as is given to the holders of such registration rights.

     3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder promptly after mailing, copies of all notices or other written communications it would be entitled to were it a shareholder.

     3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Holder of the Warrant shall become a party to the Amended and Restated Investor Rights Agreement, except for the right of first refusal set forth therein, and the common stock into which the Shares are convertible shall be subject to the registration rights granted to the purchasers in the Equity Event or, if this Warrant is for another Series of Preferred Stock, then the registration rights held by the purchasers of such Preferred Stock.

ARTICLE 4.     REPRESENTATIONS AND COVENANTS OF HOLDER.

     This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its acceptance hereof the Holder (including any permitted transferee of Holder on behalf of such transferee) hereby confirms:

     4.1 INVESTMENT PURPOSE. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof; and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     4.2 PRIVATE ISSUE. Holder understands (i) that the Preferred Stock, issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof; and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 4.

     4.3 FINANCIAL RISK. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

     4.4 RISK OF NO REGISTRATION. Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or
(ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold


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such securities for an indefinite period. The Holder also understands that any sale of the rights of the Holder to purchase Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     4.5 ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act, as presently in effect.

ARTICLE 5.     MISCELLANEOUS.

     5.1 TERM. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date.

     5.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     5.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     5.4 TRANSFER PROCEDURE. Subject to the provisions of Sections 4.2 and 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.


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     5.5 NOTICES. All notices and other communications from the Company to the
Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

     5.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     5.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     5.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                              "COMPANY"

                              ENDGATE CORPORATION

                              By: /s/ EDWARD KEIBLE, JR.
                                 ----------------------------------------------

                              Title: PRESIDENT AND CEO
                                    -------------------------------------------


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                                   APPENDIX 1

                               NOTICE OF EXERCISE

     1. The undersigned hereby elects to purchase ___________shares of the Common/Series __________ Preferred [strike one] Stock of _________________ pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price of such shares in full.

     2. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

     [Strike paragraph that does not apply.]

     3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                     --------------------------------
                                                 (Name)

                                     --------------------------------

                                     --------------------------------
                                               (Address)

     4. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

-----------------------------
(Signature)

-----------------------------
(Date)

                                    EXHIBIT A

                            Anti-Dilution Provisions

      (FOR PREFERRED STOCK WARRANTS WITH EXISTING ANTI-DILUTION PROTECTION)

     In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions (the "Provisions") of the Company's Certificate of Incorporation that apply to Diluting Issuance's with respect to the class or series of the Company's stock for which this Warrant is exercisable.